Exhibit 10.1

STOCK PURCHASE AGREEMENT

By and Among

Millennium Care Inc.,

Those Security Holders Listed on Schedule 1.1 Hereto

and

Datatec Systems, Inc.

______________________________________________

Dated as of May 1, 2003
______________________________________________

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of May l, 2003, by and among Millennium Care Inc., a corporation incorporated under the laws of Ontario ("Millennium"), each of the security holders listed on Schedule 1.1 hereto (each a "Seller" and collectively the "Sellers") and Datatec Systems, Inc., a Delaware corporation (the "Buyer").

W I T N E S S E T H:

WHEREAS, the Sellers own all of the issued and outstanding shares of Class A Preferred Stock (the "Millennium Preferred Stock") and Class B Common Stock (the "Millennium Common Stock") of Millennium; and

WHEREAS, the Sellers own all of the issued and outstanding warrants of Millennium to purchase Class B Common Stock (the "Millennium Warrants"); and

WHEREAS, the Sellers own all of the issued and outstanding notes pursuant to which Millennium owes to such Sellers an aggregate of $663,000 ($Cdn) (the "Millennium Notes"); and

WHEREAS, the Buyer desires to purchase, and the Sellers desire to sell all of the issued and outstanding Millennium Preferred Stock and Millennium Common Stock (collectively, the "Millennium Shares"), Millennium Warrants and Millennium Notes (together with the Millennium Shares and the Millennium Warrants, the "Millennium Securities") upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the representations, warranties, and mutual covenants and agreements herein contained, the parties hereby agree as follows:

ARTICLE I

SALE OF MILLENNIUM SECURITIES

Section 1.1 Delivery of Millennium Securities. On the terms and subject to the conditions of this Agreement, on the Closing Date (as defined below), the Buyer shall purchase such number of Millennium Securities as set forth under the column "Millennium Securities Held" on Schedule 1.1 hereto from each Seller for an amount equal to the Purchase Price (as defined below) and each Seller shall sell his Millennium Securities to the Buyer. On the Closing Date, each Seller will transfer, assign, convey and deliver to the Buyer a certificate or note, as the case may be, representing all of his Millennium Securities duly endorsed for transfer or accompanied by appropriate assignments, duly executed, in either case in favor of the Buyer, or such other duly executed instruments of transfer.

Section 1.2 Purchase Consideration. The purchase price for each Seller's Millennium Securities (the "Purchase Price") shall consist of:

        such number of shares of Buyer common stock, $.001 par value per share (the "Datatec Common Stock"), as set forth under the column "Datatec Common Stock to be Received" on Schedule 1.1 hereto, for an aggregate payment of 1,503,463 shares of Datatec Common Stock.
        warrants, in the form attached hereto as Exhibit A, to purchase such number of shares of Datatec Common Stock (the "Datatec Warrants") as set forth under the column "Datatec Warrants to be Received" on Schedule 1.1 hereto, for an aggregate issuance of warrants to purchase 200,000 shares of Datatec Common Stock; and
        an earn-out payment (the "Earn-Out Payment") based upon and in accordance with the formulas set forth in Exhibit B hereto.

The Sellers agree that they will not assert any right to acquire or be issued additional Millennium Securities, Datatec Common Stock or other securities of the Buyer except as herein provided.

ARTICLE II

CLOSING

The closing (the "Closing") of the transactions contemplated by this Agreement shall take place as soon as practicable after satisfaction or waiver of all conditions set forth herein at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022, in person or by facsimile, or at such other time and place as the parties shall agree (the date on which such Closing occurs being herein referred to as the "Closing Date").

ARTICLE III

REPRESENTATIONS AND WARRANTIES CONCERNING MILLENNIUM

Millennium represents and warrants to the Buyer as follows (any reference to Millennium's knowledge shall mean the personal or actual knowledge, or the knowledge such person should have had, of the president, the chief executive officer, the chief financial officer, any vice president, and The Vengrowth II Investment Fund Inc. ("Vengrowth")

Section 3.1 Corporate Organization; Requisite Authority to Conduct Business; Articles of Incorporation and By-Laws. Millennium is a corporation duly incorporated and organized, validly existing and in good standing under the laws of Ontario. Millennium has provided the Buyer with true and complete copies of its articles of incorporation (certified by the appropriate official of its jurisdiction of incorporation) and by-laws (certified by the Secretary of Millennium) or appropriate equivalent documents as in effect on the date hereof. Prior to the Closing, the minute books of Millennium will be delivered to the Buyer, and will contain true and complete records of all meetings and consents in lieu of meeting of the Board of Directors and shareholders of Millennium since the date of such corporation's inception, which accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meeting, except where such failure would not cause a Millennium Material Adverse Effect (as defined below). Millennium has all corporate power and authority to own, operate and lease its properties and to carry on its business as the same is now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed, except where the failure to be so qualified or licensed, individually or in the aggregate, will not have a material adverse effect on the business, properties, prospects, assets, liabilities, financial condition or operations of Millennium, taken as a whole (a "Millennium Material Adverse Effect"). Millennium is a closely held issuer as that term is defined in the Securities Act (Ontario) and the rules made pursuant thereto.

Section 3.2 Predecessor Entities; Trade Names. Millennium has never directly or indirectly participated in any manner in any joint venture, partnership or other non-corporate entity. Millennium was formed solely to operate its business as presently conducted and Millennium has never conducted any other business or activity. Set forth on Schedule 3.2 is a list of the names of all predecessors of Millennium, all prior corporate names of Millennium, and all trade names and "doing business as" names of Millennium, including the names of all entities substantially all of the assets of which were previously acquired by Millennium.

Section 3.3 Capitalization and Shareholdings. The authorized share capital of Millennium consists of 20,853,933 shares of Millennium Preferred Stock, 19,662,923 of which are issued and outstanding on the date hereof, and an unlimited number of shares of Millennium Common Stock, 18,571,714 of which are issued and outstanding on the date hereof. The capital stock of Millennium is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and non-assessable and free of preemptive rights. Except as set forth on Schedule 3.3 hereto, Millennium does not have outstanding, and is not bound by or subject to, any subscription, option, warrant, call, right, contract, commitment, agreement, understanding or arrangement to issue any additional shares of capital stock of Millennium, including any right of conversion or exchange under any outstanding security or other instrument, and no shares are reserved for issuance for any purpose. Millennium has not agreed to qualify any securities for distribution under any provincial securities law. Millennium has fully complied with Section 6 of the Amended and Restated Employee Stock Option Plan of Millennium.

Section 3.4 Subsidiaries. Millennium does not own (directly or indirectly) any equity interest in any corporation, partnership, limited liability company, joint venture, affiliate, association or other entity.

Section 3.5 Authority Relative to and Validity of this Agreement. Millennium has full corporate power and authority to execute and deliver this Agreement and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement by Millennium and the performance by Millennium of its obligations hereunder have been duly authorized by its Board of Directors and no further authorization on the part of Millennium is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, this Agreement. Each of the Sellers consents to the transfers of Millennium Securities contemplated herein. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of Millennium to execute and deliver this Agreement and to consummate the transactions contemplated hereunder and no action, waiver or consent by any federal (United States, Canada or otherwise), state, provincial, municipal, local or other governmental department, commission or agency ("Governmental Authority") is necessary to make this Agreement a valid instrument binding upon Millennium and the Sellers in accordance with its terms. This Agreement has been duly executed and delivered by Millennium and constitutes a legal, valid and binding obligation of Millennium, enforceable in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity, and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy. Millennium has provided to all required shareholders any notice required by the Shareholders Agreement by and between Millennium and the other signatories thereto dated as of February 28, 2001 and has fully complied with the terms of such Shareholders Agreement in connection with the transactions contemplated hereby. Such Shareholders Agreement is in full force and effect and Millennium is not in breach thereof, and to the best of Millennium's knowledge, no other party thereto is in breach of such agreement. All holders of the capital stock of Millennium are a party to such Shareholders Agreement.

Section 3.6 Required Filings and Consents; No Conflict. Millennium is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement. The execution, delivery and performance of this Agreement by Millennium and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any law, regulation, judgment, order or decree binding upon Millennium, (b) conflict with or violate any provision of the articles of incorporation or by-laws of Millennium, or (c) conflict with or result in a breach of any condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of Millennium pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any indenture, loan agreement, mortgage, deed of trust, lease, contract, license, franchise or other agreement or instrument to which Millennium is a party or which is or purports to be binding upon Millennium or by which any of its properties are bound, except for conflicts, breaches, defaults, events of default or impositions that would not have a Millennium Material Adverse Effect. The execution, delivery and performance of this Agreement by Millennium and the consummation of the transactions contemplated hereby will not result in the loss of any license, franchise, legal privilege or permit possessed by Millennium or give a right of termination to any party to any agreement or other instrument to which Millennium is a party or by which any of its properties are bound, except for losses or rights of termination that would not have a Millennium Material Adverse Effect.

Section 3.7 Financial Statements. The following unaudited financial statements, together with the notes thereto, have been previously delivered to the Buyer (collectively, the "Financial Statements"):

i. balance sheets of Millennium as of December 31, 2002, December 31, 2001 and December 31, 2000 (the "Balance Sheets");

ii. statements of income and retained earnings of Millennium for the twelve month periods ended December 31, 2002, December 31, 2001 and December 31, 2000 (the "Income Statements");

iii. statements of cash flows of Millennium for the twelve month periods ended December 31, 2002, December 31, 2001 and December 31, 2000 (the "Cash Flow Statements"); and

    interim balance sheets of Millennium as of March 31, 2003, statements of income and retained earnings of Millennium for the quarter ended March 31, 2003 and statements of cash flows of Millennium for the three-month period ended March 31, 2003.

The Financial Statements and notes thereto fairly present in all material respects the financial condition of Millennium as of the dates thereof with respect to the Balance Sheets and as to the periods then ended with respect to the Income Statements and Cash Flow Statements and have been prepared in accordance with generally accepted accounting principles promulgated from time to time by the Canadian Institute of Chartered Accountants and set forth in the Canadian Institute of Chartered Accountants Handbook and applicable and in effect from time to time ("Canadian GAAP") applied on a consistent basis throughout the periods involved.

Section 3.8 No Undisclosed Liabilities. Except as described in the Financial Statements, and as set out in Schedule 3.8 hereto, Millennium has no debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, except as incurred in the ordinary course of business. There is no basis for the assertion against Millennium of any debt, liability or obligation, either individually or in the aggregate, not reflected in the Financial Statements or incurred in the ordinary course of business. Other than as set forth on part 1.1(b) of Schedule 1.1 there are no notes, loans or other indebtedness of Millenium outstanding immediately prior to the Closing and the Closing will not create any additional indebtedness.

Section 3.9 Absence of Certain Changes and Events. Since December 31, 2002, there has not been, with respect to Millennium, except as disclosed in Schedule 3.9 (i) any change in its business, operations, financial condition, assets, liabilities, or regulatory status having a Millennium Material Adverse Effect; (ii) any strike, picketing, work slowdown or labor disturbance; (iii) any material damage, destruction or loss (whether or not covered by insurance) with respect to any assets or properties; (iv) any redemption or other acquisition by it of capital stock or any declaration or payment of any dividend or other distribution in cash, stock or property with respect thereto; (v) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement; (vi) any transfer, assignment or sale of, or rights granted under, any material leases, licenses, agreements, patents, trademarks, trade names, copyrights or other assets other than those transferred, assigned, sold or granted in the ordinary course of business and consistent with past practice; (vii) any mortgage, pledge, security interest or imposition of any other encumbrance on any assets or properties except in the ordinary course of business; (viii) any payment of any debts, liabilities or obligations ("Liabilities") of any kind other than Liabilities currently due; (ix) any cancellation of any debts or claims or forgiveness of amounts owed to Millennium; (x) any incurrence of any liabilities of any nature, whether accrued, contingent or otherwise, which would have, individually or in the aggregate, a Millennium Material Adverse Effect; or (xi) any change in accounting principles or methods (except insofar as may have been required by a change in Canadian GAAP). Since December 31, 2002, Millennium has conducted its business only in the ordinary course and in a manner consistent with past practice and has not made any material change in the conduct of its business or operations. Without limiting the generality of the foregoing, since December 31, 2002, Millennium has not made any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any Employee Plan (as hereinafter defined) or to any employee, independent contractor or consultant, entered into any new Employee Plan or any new consulting agreement, granted or established any awards under any such Employee Plan or agreement, in any such case providing for payments of more than $10,000 ($Cnd) or adopted or otherwise amended any of the foregoing.

Section 3.10 Taxes and Tax Returns. (a) Millennium has duly and timely filed all tax reports and returns required to be filed by it, including all Canadian federal, provincial, local and foreign tax returns and reports ("Tax Returns"). All such Tax Returns were correct and complete in all material respects when filed. Millennium has paid in full all taxes (whether or not shown on a Tax Return) required to be paid by it before such payment became delinquent. Millennium has made adequate provision in conformity with Canadian GAAP consistently applied, for the payment of all accrued taxes not yet payable. All taxes which Millennium has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly and timely paid to the proper taxing authority. Schedule 3.10 sets forth a true and complete list of the tax identification numbers of Millennium.

(b) The Tax Returns have not been audited by Canada Customs and Revenue Agency or the Ontario Ministry of Revenue for any period during the past five years. No issue has been raised by Canada Customers and Revenue Agency or the Ontario Ministry of Revenue in respect of any such returns. There are no audits, inquiries, investigations or examinations relating to the Tax Returns pending or, to the knowledge of Millennium, threatened by any Governmental Authority, and there are no claims which have been or may be asserted relating to any of the Tax Returns filed for any year which if determined adversely would result in the assertion by any Governmental Authority of any material tax deficiency against Millennium. There have been no waivers or extensions of statutes of limitations by Millennium relating to the Canada Customs and Revenue Agency or the Ontario Ministry of Revenue Tax Returns.

Section 3.11 Employee Benefit Plans. Schedule 3.11 hereto comprises a listing of each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, severance and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "Employee Plans") which Millennium presently maintains, to which Millennium presently contributes or under which Millennium has any liability and which relates to employees or independent contractors of Millennium. Employee Plans administered by Millennium have been administered in all material respects in accordance with all requirements of applicable law and terms of each such plan. Each Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval. All contributions (including premiums) in material amounts required by law or contract to have been made or approved by Millennium under or with respect to Employee Plans have been paid or accrued by Millennium. Without limiting the foregoing, there are no unfunded liabilities under any Employee Plan. Millennium has not received notice of any investigations, litigation or other enforcement actions against Millennium with respect to any of the Employee Plans. There are no pending actions, suits or claims by former or present employees of Millennium (or their beneficiaries) with respect to Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits). Millennium does not have any type of pension plan in the United States. No condition or event has occurred with respect to the Employee Plans which has or could reasonably be expected to result in a Millennium Material Adverse Effect.

Section 3.12 Directors, Officers and Employees; Compensation. Attached as Schedule 3.12 hereto is a complete and accurate list of all officers, directors and employees of Millennium and the rate of compensation of each as of the date hereof (including a breakdown of the portion thereof attributable to salary, bonus and other compensation, respectively). There are no collective bargaining agreements affecting any employee of Millennium. There is no pending or, to the knowledge of Millennium, threatened labour dispute involving Millennium and any group of its employees nor has Millennium experienced any labour interruptions over the past three years. It is expressly understood that Buyer shall not assume or be responsible for any employee benefit accruing due and arising out of an individual's employment by Millennium prior to the Closing Date or for individuals who are severed or receive or are entitled to receive payment of a severance package before the Closing Date.

Section 3.13 Title to Property. Millennium has good and marketable title, or valid leasehold rights (in the case of leased property), to all real property and all personal property purported to be owned or leased by it or used in the operation of its business, free and clear of all encumbrances, excluding (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (ii) liens for mechanics, materialmen, laborers, employees, suppliers or other which are not yet delinquent or are being contested in good faith by appropriate proceedings; (iii) liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies; (iv) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; and (v) liens or defects in title or leasehold rights that either individually or in the aggregate do not and will not have a Millennium Material Adverse Effect. All of such owned or leased property is listed on Schedule 3.13 hereto, as well as a brief description of each such property, which if leased shall include the termination date and the conditions of renewal of such lease. Millennium has adequate rights of ingress and egress to the real property and all parts thereof for the operation of its business in the ordinary course. None of the buildings, structures, improvements, fixtures or access routes used by Millennium nor the use, operation or maintenance for the carrying on of its business violates any restrictive covenants or applicable law or encroaches on any property owned by any other person.

Section 3.14 Trademarks, Patents and Copyrights.

(a) For purposes of this Agreement, the term "Millennium Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, each patent, patent rights, license, patent application, trade name, trademark, trade name and trademark registration, copyright, copyright registration, copyright application, service mark, brand mark and brand name, trade secrets relating to or arising from any proprietary process, formula, software source or object code, owned or possessed by Millennium. Millennium owns or has the right to use, sell or license all Millennium Rights and such Millennium Rights are sufficient for the conduct of the business of Millennium as such business is being conducted on the date hereof or proposed to be conducted. Schedule 3.14 hereto lists each patent, patent right, patent application, tradename registration, trademark registration, proposed trademarks and tradenames, copyright registration, copyright application, business styles, software source and object code owned or possessed by Millennium;

      The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Millennium Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Millennium Rights or impair the right of Millennium to use, sell or license any Millennium Rights or any portion thereof;

      Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Millennium or currently under development by Millennium violates any license or agreement between Millennium, on one hand, and any third party, on the other hand, relating to such product or infringes any intellectual property right of any other party, and there is no pending or, to the best knowledge of Millennium, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Millennium Rights nor, to the best knowledge of Millennium, is there any basis for any such claim, nor has Millennium received any notice asserting that any Millennium Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Millennium, is there any basis for any such assertion; and

      Millennium has not received notice, and to the best knowledge of Millennium, no current or prior officers, employees or consultants of Millennium claim an ownership interest in any Millennium Rights as a result of having been involved in the development of such property while employed by or consulting to Millennium or otherwise. Millennium has taken all reasonable steps and precautions necessary and appropriate to protect the secrecy, confidentiality and value of the Millennium Rights (including, but not limited to, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, employee, licensees and customers). Millennium has no knowledge of any breach of any such agreements.

      Section 3.15 Legal Proceedings, Claims, Investigations, etc. There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the knowledge of Millennium, threatened, against Millennium, any director, officer, employee or shareholder thereof relating to the business of Millennium. Millennium has not been informed of any violation of or default under, any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to the business of Millennium. Millennium is not currently subject to any material judgment, order, injunction or decree of any court, arbitral authority, administrative agency or other governmental authority.

      Section 3.16 Insurance. Schedule 3.16 hereto sets forth a list and brief description of all existing insurance policies maintained by Millennium pertaining to its business properties, personnel or assets. Millennium is not in default with respect to any provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. Prior to the Closing, all such policies shall have been delivered to the Buyer and are in full force and effect. All payments with respect to such policies are current and Millennium has not received any notice threatening a suspension, revocation, modification or cancellation of any such policy.

      Section 3.17 Material Contracts.

      (a) Except as set forth in Schedule 3.17 hereto, Millennium is not a party to or bound by any contract or has any commitment (including contracts or commitments pertaining to employment), whether written or oral which has a term in excess of one year or will result in payments in excess of $15,000 ($Cdn) or require material performance on the part of Millennium. Each of the contracts and commitments set forth in Schedule 3.17 hereto and each of the other material contracts and commitments to which Millennium is a party, is valid and existing, in full force and effect and enforceable in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity, and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy, and there is no material default or claim of default against Millennium or any notice of termination with respect thereto. Millennium has complied in all material respects with all requirements of, and performed all of its obligations under, such contracts and commitments as are required to have been performed on or prior to the date hereof. In addition, no other party to any such contract or commitment is, to the best of Millennium's knowledge, in default under or in breach of any material term or provision thereof, and there exists no condition or event which, after notice or lapse of time or both, would constitute a material default by any party to any such contract or commitment. Copies of all the written documents and a synopsis of all oral contracts and commitments described in Schedule 3.17 hereto have heretofore been made available to the Buyer and are true and complete and include all amendments and supplements thereto and modifications thereof to and including the date hereof.

      Except as set forth in Schedule 3.17 hereto, Millennium is not a party to any oral or written (i) agreement with any consultant, executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement, or (ii) agreement or plan, including any stock option plan and the like, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement.

      No agreement of Millennium, oral or written, contains any change of control provision, or similar provision, which will cause Millennium to be in breach of any such agreement, will accelerate any payment owed by Millennium or cancel any agreement of Millennium.

      Section 3.18 Certain Transactions. Except as set forth in Schedule 3.18 hereto, neither Millennium nor any officer, director or any employee of Millennium, nor any member of any such person's immediate family is presently or will be a party to any material transaction with Millennium relating to the business of Millennium following the Closing, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of Millennium) any such person or any corporation, partnership, trust or other entity in which any such person has an interest as a stockholder, officer, director, trustee or partner.

      Section 3.19 Inventory. All inventory of Millennium, whether reflected in the Balance Sheets or otherwise, consists of a quality and quantity usable and salable in the ordinary course of business. The quantities of all inventory of Millennium are reasonable for its business and consistent with past practice.

      Section 3.20 Receivables. Except as set forth in Schedule 3.20 hereto, all accounts receivable of Millennium reflected on the December 31, 2002 Balance Sheet and which continue to be outstanding, and all accounts receivable arising subsequent to such date, represent good and valid accounts receivable which arose in the ordinary course of Millennium's business.

      Section 3.21 Broker. Except as set forth in Schedule 3.21 hereto, no broker, finder, agent or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of Millennium.

      Section 3.22 Environmental Matters.

      (a) Millennium is not the subject of, or being threatened to be the subject of (i) any enforcement proceeding, or (ii) any investigation, brought in either case under any environmental law, rule, regulation, or ordinance of any Governmental Authority at any time in effect or (iii) any third party claim relating to environmental conditions on or off the properties of Millennium. Millennium has not has been notified that it must obtain any permits and licenses or file documents for the operation of its business under laws of any Governmental Authority relating to pollution protection of the environment. Except as set forth in Schedule 3.22 hereto, Millennium has not been notified of any conditions on or off the properties of Millennium which will give rise to any liabilities, known or unknown, under any environmental law, rule, regulation or ordinance of any Governmental Authority, or as the result of any claim of any third party. For the purposes of this Section 3.22, an investigation shall include, but is not limited to, any written notice received by Millennium which relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

      Except as set forth in Schedule 3.22 hereto, there are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants which Millennium (or, to the best of Millennium's knowledge, any previous occupant of Millennium facilities) has used, stored or otherwise held in or on any of the facilities of Millennium, which, are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata. The facilities have been maintained by Millennium in material compliance with all environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and regulations. Millennium has not disposed of or arranged (by contract, agreement or otherwise) for the disposal of any material or substance that was generated or used by Millennium at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any Governmental Authority for the purpose of identifying sites which pose a danger to health and safety. There have been no environmental studies, reports and analyses made or prepared in the last five years relating to the facilities of Millennium. Millennium has not installed any underground storage tanks in any of its facilities and, to the best of Millennium's knowledge, none of such facilities contain any underground storage tanks.

      Section 3.23 Illegal Payments. Millennium has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in Canada, the United States or any other country, which is in any manner related to the business or operations of Millennium, which Millennium knows or has reason to believe to have been illegal under the laws of any Governmental Authority or the laws of any other country having jurisdiction. Millennium has not participated, directly or indirectly, in any boycotts or similar practices affecting any of its actual or potential customers.

      Section 3.24 Compliance with Law. Millennium has complied in all respects with all laws, rules, regulations, orders, licenses, permits, administrative and judicial judgments, arbitral determinations, rulings, decisions, writs, decrees and injunctions which are applicable to or binding upon Millennium or its properties, except where such failure would not cause a Millennium Material Adverse Effect. Millennium has not received any notice that it is under investigation or other form of review with respect to any applicable law.

      Section 3.25 Business Relationships. Millennium has no material business relationships or arrangements of any nature whatsoever which Millennium knows or has reason to believe will not be available to Millennium, following the sale of Millennium Securities hereunder, on the same terms or conditions as they are currently available to Millennium.

      Section 3.26 Suppliers and Customers. No material supplier or customer of Millennium has during the past twelve months cancelled or otherwise terminated its services or supplies to Millennium or its use or purchase of the products or services of Millennium, or has communicated any threat to Millennium's management to do so, except as set out in Schedule 3.26. Millennium has no knowledge that any such supplier or customer intends to cancel or otherwise terminate its relationship with Millennium or the usage or purchase of the products or services of Millennium, or that the transactions contemplated by this Agreement will result in any such termination.

      Section 3.27 Disclosure. No representation or warranty by Millennium contained in this Agreement, and no statement contained in any document, list (including, without limitation, the schedules and exhibits hereto), certificate or other communication furnished or to be furnished by or on behalf of Millennium or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, list, certificate or other writing; provided, however, this representation and warranty of Millennium shall not apply to any forward looking statements contained in any financial forecasts or financial projections. Millennium has not knowingly failed to disclose to the Buyer any facts material to the operations, condition (financial or otherwise), liabilities, assets, earnings, or working capital of Millennium or its business.

      ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      Each Seller individually hereby represents and warrants to the Buyer, with respect to such Seller as follows:

      Section 4.1 Capitalization. Such Seller owns the number of Millennium Securities as set forth next to his name under the column "Millennium Securities Held" on Schedule 1.1 hereto, free and clear of all liens, claims or encumbrances. Such Seller has full right, power, legal capacity and authority to transfer and deliver the Millennium Securities pursuant to this Agreement.

      Section 4.2 Authority Relative to and Validity of this Agreement. Each of the Sellers is competent and under no legal restraint or duress and has the full legal rights and capacity to enter into and perform his/her obligations under this Agreement and enter into the transaction contemplated hereby. This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligations of such Seller, enforceable in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity, and (iii) as rights to indemnity may be limited by federal or provincial securities laws or by public policy. Neither the execution and delivery by such Seller of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any provision of law, any order of any court or other agency of government, or any judgment, award or decree or any indenture, agreement or other instrument to which such Seller is a party, or by which he or any of his properties or assets is bound or affected, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Seller. Each of the Sellers acknowledges that such Seller has been informed to obtain independent legal advice as to rights and obligations under this Agreement. Each Seller has either (i) obtained such independent legal advice or (ii) has been under no compulsion to act and deliberately chose not to obtain legal advice. Each Seller acknowledges that he or she understands all rights and obligations under this Agreement and is executing this Agreement voluntarily.

      Section 4.3 Brokers' or Finders' Fees. Except as set forth in Schedule 4.3 hereto, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of such Seller.

      Section 4.4 Seller's Addresses, Access to Information, Experience, Etc.

      (a) The address set forth on Schedule 1.1 hereto is such Seller's true and correct business, residence or domicile address. Such Seller has received and read and is familiar with this Agreement. Such Seller has had an opportunity to ask questions of and receive answers from representatives of the Buyer concerning the terms and conditions of this investment. Such Seller has substantial experience in business and financial affairs and is capable of evaluating the merits and risks of his investment decision to purchase securities of the Buyer.

      Such Seller acknowledges that he has had an opportunity to evaluate all information regarding the Buyer as he has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached his own decision to enter into this Agreement.

      Section 4.5 Purchase Entirely for Own Account. The securities to be received by such Seller pursuant to the terms hereof will be acquired for investment for such Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.

      Section 4.6 Restricted Securities. Such Seller acknowledges that the securities it is receiving pursuant to the terms hereof are characterized as "restricted securities" under the federal and provincial securities laws inasmuch as they are being acquired from the Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act") only in certain limited circumstances and may be resold in Canada only pursuant to applicable exemptions from the prospectus and registration requirements of the Securities Act (Ontario) or the regulations promulgated thereunder. In this regard, such Seller represents that it is familiar with Rule 144 promulgated under the Securities Act ("Rule 144""), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

      Section 4.7 Legends. Such Seller (other than VenGrowth, solely with respect to the lock-up legend) acknowledges that the certificates evidencing the Datatec Common Stock acquired pursuant to the terms hereof may bear a legend substantially as follows:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA OR ANY PROVINCE OF CANADA AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO AND THEY SHALL HAVE BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE APPROPRIATE STATE SECURITIES LAWS OR (II) REGISTRATION AND QUALIFICATION UNDER THE ACT AND THE SECURITIES LAWS OF THE APPROPRIATE STATE OR PROVINCE IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER TO THE SATISFACTION OF COMPANY COUNSEL.

      In addition, those Sellers indicated on Schedule 6.3, acknowledge that such Seller's certificate shall contain the following legend:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A LOCK-UP AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT THE PRIOR WRITTEN CONSENT OF AN AUTHORIZED OFFICER OF THE COMPANY, UNTIL MAY 1, 2004.

      The legend referred to above shall be removed by the Buyer from any certificate at such time as the holder of the shares represented by the certificate delivers an opinion of counsel reasonably satisfactory to the Buyer to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such shares satisfies the requirements of Rule 144 under the Securities Act, provided that the Buyer has received from the holder a written representation that (i) if relying on Rule 144(k), such holder is not an affiliate of the Buyer and has not been an affiliate of the Buyer during the preceding three (3) months, (ii) such holder has beneficially owned the shares represented by the certificate for a period of at least two (2) years or such shorter period as required by Rule 144, and (iii) such holder otherwise satisfies the requirements of Rule 144 as then in effect with respect to such shares.

      ARTICLE V

      REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer hereby represents and warrants to Millennium and the Sellers as follows:

      Section 5.1 Corporate Organization; Requisite Authority to Conduct Business. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has made available to Millennium and the Sellers with true and complete copies of its articles of incorporation (certified by the Secretary of State of the State of Delaware) and by-laws as in effect on the date hereof. The Buyer has full corporate power and authority to enter into this Agreement and the Employment Agreements (as defined below) (this Agreement together with the Employment Agreements, the "Agreements"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; and each of the Agreements has been duly authorized and approved by its Board of Directors and no further action on the part of the Buyer is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, the Agreements. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of the Buyer to execute and deliver the Agreements and to consummate the transactions contemplated hereunder and thereunder and no action, waiver or consent by any Governmental Authority is necessary to make the Agreements valid instruments binding upon the Buyer in accordance with their respective terms.

      Section 5.2 Execution and Delivery. The Buyer has full corporate power and authority to execute and deliver the Agreements and to assume and perform all of its obligations hereunder and thereunder. The execution and delivery of the Agreements by the Buyer and the performance by the Buyer of its obligations hereunder and thereunder have been duly authorized by its Board of Directors and no further authorization on the part of the Buyer is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, the Agreements. The Buyer is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of the Agreements. This Agreement and the Employment Agreements have been duly executed and delivered by the Buyer (or its subsidiary with respect to the Employment Agreements) and constitute, when executed and delivered by each of Michael Hilmer, Doug LaRose and Doug Murray, respectively, in accordance with their respective terms, will constitute, legal, valid and binding obligations of the Buyer (or its subsidiary, as the case may be), enforceable in accordance with their terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity, and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

      Section 5.3 No Conflicts; Absence of Defaults. The execution, delivery and performance of the Agreements by the Buyer and the consummation of the transactions contemplated hereby and thereby does not and will not conflict with or violate (a) the Buyer's articles of incorporation or by-laws or (b) any agreement governing the organization, management, business or affairs of the Buyer, or any of its subsidiaries or, in any material respect, any agreement or instrument to which the Buyer or any of its subsidiaries may be a party or by which the Buyer or any of its subsidiaries (or any of their respective properties) is bound, including without limitation any agreement relating to registration rights in Buyer's securities, or (c) any material law, administrative regulation or rule or court order, judgment or decree applicable to the Buyer; nor will the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby constitute a material breach of, or any event of default under, any material contract or agreement to which the Buyer or any of its subsidiaries is bound, or by which the Buyer or any of its subsidiaries (or any of their respective properties) may be bound or affected.

      Section 5.4 Investment Intent. The Buyer is acquiring the Millennium Securities solely for its own account for investment purposes only and not with a view to or for distributing or reselling such securities or any part thereof or interest therein, without prejudice, however, to the Buyer's right, subject to the provisions of this Agreement at all times to sell or otherwise dispose of all or any part of such securities under an exemption from registration and in compliance with applicable United States Federal and state, and Canadian provincial, securities laws.

      Section 5.5 Capitalization. The authorized capital stock of the Buyer consists of (i) 75,000,000 shares of Datatec Common Stock and (ii) 4,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. As of March 10, 2003, 36,424,958 shares of Datatec Common Stock are issued and outstanding. The capital stock of the Buyer is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights.

      Section 5.6 SEC Reports and Financial Statements. The Buyer has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Millennium and the Sellers true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder; provided, however, this representation and warranty of the Buyer shall not apply to any forward looking statements contained in any financial forecasts or financial projections.

      Section 5.7 Broker. No broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based upon the arrangements made by or on behalf of the Buyer.

      Section 5.8 Financial Statements. The following audited financial statements, together with the notes thereto, have been previously delivered to the Sellers (collectively, the "Financial Statements"):

        balance sheets of Buyer as of April 30, 2002, April 30, 2001 and April 30, 2000 (the "Balance Sheets");

        statements of income and retained earnings of Buyer for the twelve month periods ended April 30, 2002, April 30, 2001 and April 30, 2000 (the "Income Statements"); and

        statements of cash flows of Buyer for the twelve-month periods ended April 30, 2002, April 30, 2001 and April 30, 2000 (the "Cash Flow Statements").

      The Financial Statements and notes thereto fairly present in all material respects the financial condition of Buyer as of the dates thereof with respect to the Balance Sheets and as to the period then ended with respect to the Income Statements and Cash Flow Statements and have been prepared in accordance with generally accepted accounting principles.

      Section 5.9 No Undisclosed Liabilities. Except as described in the Financial Statements and the SEC Reports, the Buyer has no debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, except as incurred in the ordinary course of business or except where such would not have a material adverse affect on the Buyer. There is no basis for the assertion against the Buyer of any material debt, liability or obligation, either individually or in the aggregate, not reflected in the Financial Statements or incurred in the ordinary course of business.

      Section 5.10 Legal Proceedings, Claims, Investigations, etc. Other than as described in the SEC Reports, there is no material legal, administrative, arbitration or other action or proceeding or governmental investigation pending, threatened, against the Buyer, any director, officer or employee thereof relating to the business of the Buyer. The Buyer has not been informed of any violation of or default under, any laws ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to the business of the Buyer. The Buyer is not currently subject to any material judgment, order, injunction or decree of any court, aribtral authority, administrative agency or other governmental authority.

      ARTICLE VI

      COVENANTS OF MILLENNIUM, THE SELLERS AND THE BUYER

      Section 6.1 Covenants of Millennium Regarding Conduct of Business Operations Pending the Closing. Millennium covenants and agrees that between the date of this Agreement and the Closing Date, Millennium will carry on its business in the ordinary course and consistent with past practice, will use its best efforts to (i) preserve its business organizations intact, (ii) retain the services of its present employees, and (iii) preserve the good will of its suppliers and customers, and will not, except in the ordinary course of business, purchase, sell, lease or dispose of any property or assets or incur any liability or enter into any other extraordinary transaction. By way of amplification and not limitation, Millennium shall not (except as contemplated hereunder), between the date of this Agreement and the Closing Date, directly or indirectly, do any of the following without the prior written consent of the Buyer:

      (i) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of Millennium; (ii) amend or propose to amend the articles of incorporation or by-laws of Millennium; (iii) split, combine or reclassify any of the outstanding shares of Millennium, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect thereto; or (iv) redeem, purchase or otherwise acquire any shares of capital stock of Millennium;

      (i) make any acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any of its assets; (iii) other than under any existing credit facility, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm, or corporation, or enter into any contract or agreement to do so, except in the ordinary course of business and consistent with past practice; (iv) authorize any single capital expenditure or series of related capital expenditures each of which, individually or in the aggregate, is in excess of $10,000 ($Cdn); or (v) release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

      take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to the grant of any severance or termination pay (otherwise than pursuant to its policies in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

      make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any Employee Plan to any employee, independent contractor or consultant, enter into any new Employee Plan or any new consulting agreement grant or establish any awards under such Employee Plan or agreement, in any such case providing for payments of more than $15,000 ($Cdn), or adopt or otherwise amend any of the foregoing;

      take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures, other than such actions deemed necessary to comply with Canadian GAAP (including without limitation its procedures with respect to the payment of accounts payable);

      enter into or terminate any material contract or agreement or make any material change in any material contract or agreement of Millennium, other than (i) in the ordinary course of business and (ii) agreements, if any, relating to the transactions contemplated hereby; or

      take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the date when made or as of a future date.

      Section 6.2 No Other Negotiations. Millennium agrees that, between the date hereof and the earlier to occur of (i) June 1, 2003 or (ii) the termination of this Agreement pursuant to the provisions of Article XI hereof (the "Termination Date"), Millennium will not, nor will it permit any of its affiliates (including any officers, directors, employees, financial advisors, brokers, shareholders or any other person acting on their behalf) to, (i) enter into any agreement with a third party with respect to the acquisition, directly or indirectly, of the Millennium Securities or other securities of Millennium or a material part of its assets, (ii) enter into negotiations with a third party regarding such an agreement, or (iii) provide a third party with general access to its books, records or employees for the purpose of enabling such third party to explore a possible acquisition, directly or indirectly, of the Millennium Securities or other securities of Millennium or a material part of its assets.

      Section 6.3 Options. Within thirty days following the Closing Date, the Buyer covenants and agrees to issue options, in the form attached hereto as Exhibit C, to purchase shares of Datatec Common Stock (the "Replacement Options") to the holders of the currently outstanding options to purchase 2,824,489 shares of Millennium Common Stock (the "Millennium Options") as set forth on Schedule 6.3 hereto. The Replacement Options will be issued to each such holder in such amount as to entitle each such holder to acquire such number of shares of Datatec Common Stock as set forth under the column "Replacement Options to be Received" on Schedule 6.3 hereto, or an aggregate of 56,490 shares.

      Section 6.4 Additional Covenants of Millennium, the Sellers and the Buyer. Each of Millennium, the Sellers and the Buyer covenant and agree:

      Best Efforts. To proceed diligently and use its best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper and advisable to consummate the transactions contemplated by this Agreement, including without limitation, the execution and delivery of the Employment Agreements and the filing of Registration Statements and procedures and cooperation relating thereto.

      Compliance. To comply in all material respects with all applicable rules and regulations of any Governmental Authority in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby; to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

      Notice. To give prompt notice to the other party or parties of (i) the occurrence, or failure to occur, of any event whose occurrence or failure to occur, would be likely to cause any representation or warranty contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure on its part, or on the part of any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any such notice shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      Access. To cause (in the case of Millennium and Buyer only) its affiliates, officers, directors, employees, auditors and agents to afford the officers, employees and agents of any other party hereto complete access at all reasonable times and upon reasonable notice to its properties, offices and other facilities and to all books and records, and to furnish such other party with all financial, operating and other data and information as the other party through its officers, employees or agents, may reasonably request, provided that the party providing such access and furnishing such data and information to the other party incurs no cost in doing so.

      Confidentiality. To hold in strict confidence all data and information obtained from the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party (unless such information is or becomes publicly available without the fault of any representative of such party, or public disclosure of such information is required by law in the opinion of counsel to such party) and shall insure that such representatives do not disclose information to others without the prior written consent of the other party hereto, and in the event of the termination of this Agreement, to cause its representatives to return promptly every document furnished by the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party in connection with the transactions contemplated hereby and any copies thereof which may have been made, other than documents which are publicly available.

      Announcements. No party shall issue any press releases or make any public statement with respect to this Agreement or the transactions contemplated hereby as may be required by law or as such parties shall mutually agree.

      Section 6.5 Covenants Regarding Limitation on Transfer of Datatec Common Stock.

      (a) During the period set out in Schedule 6.5 applicable to such Seller (the "Lock-Up Period"), such holder of Datatec Common Stock acquired pursuant to Section 1.2(i) hereof, with respect to such shares (referred to in this Section 6.5 only as the "Lock-Up Shares"), covenants not to (i) offer, sell, assign, transfer, agree to sell, assign or transfer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, assign, pledge, hypothecate or otherwise transfer or dispose of (including the deposit of any Lock-Up Shares into a voting trust or similar arrangement), directly or indirectly, any of such Lock-Up Shares or any securities exercisable or exchangeable therefor, or any interest therein or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of owning any of such Lock-Up Shares, whether any such transaction described in clause (i) or (ii) of this sentence is to be settled by delivery of such Lock-Up Shares or other securities, in cash or otherwise (any transactions described in such clauses (i) and (ii) being referred to herein as a "Transfer").

      Notwithstanding anything herein to the contrary, such holder of Lock-Up Shares may transfer such shares to the Buyer or affiliates of the Buyer.

      The Buyer shall not be required to (i) transfer on its books any Lock-Up Shares that shall have been transferred in violation of any of the provisions set forth in this Agreement or (ii) treat as owner of such Lock-Up Shares, or to accord the right to vote or to pay dividends to, any transferee to whom such Lock-Up Shares shall have been so transferred. The Buyer shall be entitled to provide stop transfer instructions to the transfer agents of the Lock-Up Shares that are consistent with the terms of this Agreement.

      The provisions of this section 6.5(a) shall not apply to VenGrowth or to shares of Datatec Common Stock acquired pursuant to Section 1.2(ii) or 1.2(iii).

      Section 6.6 Compliance with Securities Laws. The Sellers covenant, warrant and represent that none of the shares of Datatec Common Stock will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except in full compliance with the Securities Act, the Ontario Securities Act and the rules and regulations promulgated thereunder.

      Section 6.7 Discharge of Liens of Millennium. Prior to and after the Closing, Seller shall use their best efforts to obtain discharge of all liens of Millennium set forth on Schedule 9.18, unless such discharge is waived in writing by the Buyer.

      ARTICLE VII

      REGISTRATION OF DATATEC COMMON STOCK

      Section 7.1

      (a) Filing of Initial Registration Statement. The Buyer shall prepare, and, as soon as practicable, but in no event later than ninety (90) days after the Closing Date, (a) file a registration statement with respect to the resale by the holders of the Datatec Common Stock issued pursuant to Section 1.2(i) hereof (referred to in this Article VII only, together with the securities registrable under Section 7.1(b) and 7.1(c) as the "Registrable Securities") or, (b) at the Buyer's sole discretion, file an amendment to an existing registration statement previously filed by the Buyer with the SEC to cover the Registrable Securities (in either case, the "Initial Registration Statement").

      Filing of Subsequent Registration Statements. If after the dates upon which each of the 2004 Earn-Out Shares and 2005 Earn-Out Shares, is determinable, the Buyer proposes to register on any form which may be used for the registration of Registrable Securities other than Form S-8 or Form S-4 (or any successor or similar forms then in effect) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, in a manner which would permit registration of any shares issuable upon the exercise of Datatec Warrants, 2004 Earn-Out Shares or 2005 Earn-Out Shares for sale to the public under the Securities Act, it will give reasonable written notice to the Seller's Agent of the proposed filing date for each such registration. Upon the written request of the Seller's Agent, given within fifteen (15) calendar days after the mailing of such notice by the Buyer, the Buyer shall, subject to the following sentence, cause to be registered under the Securities Act any of the shares issuable upon the exercise of the Datatec Warrants, the 2004 Earn-Out Shares or 2005 Earn-Out Shares that the Seller's Agent requested to be registered. Notwithstanding the immediately preceding sentence, in connection with the following registrations, the Buyer shall not be required to register all, or in certain cases any, of the shares issuable upon the exercise of the Datatec Warrants, 2004 Earn-Out Shares or 2005 Earn-Out Shares: (i) in connection with any underwritten offering, the Buyer shall not be required to include any of the Registrable Securities unless the Sellers accept the terms of the underwriting as agreed upon between the Buyer and the underwriters selected by it, and then only in such quantity, if any, as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Buyer; and (ii) in connection with any registration required by the terms of any transaction involving an equity or debt investment into the Buyer, the Buyer shall not be required to register any of the shares issuable upon the exercise of the Datatec Warrants, 2004 Earn-Out Shares or 2005 Earn-Out Shares unless the investors in such transaction consent (the Buyer agrees to use good faith efforts to request such investors to consent).

      In the event that, within one hundred eighty (180) days of the issuance of each of the Earn-Out Payments, the Buyer fails to file a Registration Statement pursuant to Section 7.1(b), the Buyer shall use its best efforts to file a registration statement for either or both of such issuances and the shares issuable upon the exercise of the Datatec Warrants for which no registration statement was filed pursuant to Section 7.1(b), to register the Registrable Securities on Form S-3 (or such successor Form); provided that such Form is permitted to be used by the Buyer.

      Section 7.2 Registration Procedures. The Registration Statement shall be filed pursuant to the procedures set forth below:

      The Buyer shall use its best efforts to cause the Initial Registration Statement to be filed and to become effective as soon as possible after it is filed, and remain continuously effective, until the earlier of (i) all of the Registrable Securities covered by such Registration Statement have been sold in accordance with the intended methods of disposition of the sellers set forth in such Registration Statement and (ii) 270 days after such Registration Statement has been declared effective provided, that if for any portion of such period the Registration Statement is not effective, then such requirement for maintaining the effectiveness of the Registration Statement shall be extended by the length of such interruption(s), and the Buyer shall prepare and file with the SEC such amendments to the Initial Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and prospectus accurate and complete during such period and provided, further, that the Buyer shall allow one (1) legal counsel of the Seller's Agent the opportunity to review and comment on the Registration Statement prior the filing thereof;

      The Buyer shall notify the sellers participating in each registration which registered Registrable Securities, promptly after it shall receive notice thereof, of the date and time when each such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

      The Buyer shall furnish to the sellers participating in such registration such reasonable number of copies of the Registration Statement and prospectus and such other documents as the sellers may reasonably request in order to facilitate the public offering of the Registrable Securities;

      The Buyer shall use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as the sellers participating in such registration may reasonably request, provided, however, that the Buyer shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such securities;

      The Buyer shall notify the sellers participating in such registration promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information, and provide one (1) legal counsel for Seller's Agent with the opportunity to review and comment prior to the filing such amendment or supplement;

      The Buyer shall prepare and file with the SEC, promptly upon the request of the Seller's Agent, the Registration Statement and any amendments or supplements to such Registration Statement or prospectus which, in the reasonable opinion of counsel for the sellers is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by the sellers or to otherwise comply with the requirements of the Securities Act and such rules and regulations;

      The Buyer shall prepare and promptly file with the SEC and promptly notify the sellers participating in such registration of the filing of such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Buyer shall make available to the sellers any such supplement or amendment. The sellers participating in such registration agree that, upon receipt of any notice from the Buyer of the occurrence of any event of the kind described in this subsection (g), the sellers will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by the sellers of the copies of such supplemented or amended prospectus and, if so directed by the Buyer, the sellers will deliver to the Buyer all copies, other than permanent file copies then in the sellers' possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Buyer shall give such notice, the Buyer shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 7.2(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Buyer shall make available to the sellers such supplemented or amended prospectus;

      The Buyer shall advise the sellers participating in such registration, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

      The Buyer shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to the Buyer's security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such a period is a fiscal year) beginning with the first month of the Buyer's first fiscal quarter commencing after the effective date of the Registration Statement;

      The Buyer shall not file any amendment or supplement to the Registration Statement or prospectus to which a majority in interest of the sellers participating in such registration has objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least three business days prior to the filing thereof unless the Buyer shall have obtained an opinion of counsel that such amendment is required under the Securities Act or the rules or regulations adopted thereunder in connection with the distribution of Registrable Securities by the sellers;

      The Buyer may, at its option, register additional shares of Datatec Common Stock in the Registration Statement for sale by other holders of its Common Stock or include the Registrable Securities in a registration in which shares of its Common Stock are sold to an underwriter for reoffering to the public (an "Underwritten Offering"); and

      The Buyer shall use its best efforts to list the Registrable Securities covered by each Registration Statement with any securities exchange on which shares of the Buyer are then listed.

      The Buyer shall use commercially reasonable efforts to qualify for registration on Form S-3 under the Securities Act, or such successor form.

      Section 7.3 Expenses of Registration. All expenses of the Buyer incident to the Buyer's performance of or compliance with the provisions of this Article VII shall be borne by the Buyer including without limitation:

      All registration and filing fees;

      Fees and expenses of compliance with all securities or blue sky laws (including fees and disbursements of counsel for the Buyer in connection with blue sky qualifications of the Registrable Securities; provided, however, that the Buyer shall not be required to consent to general service of process in any such state);

      Fees and disbursements of counsel for the Buyer and its independent auditors.

      Nothing in this Section 7.3 shall be deemed to require the Buyer to pay or bear any expenses of any seller's attorneys or accountants or any other personal expenses or any underwriting discounts relating to the Registrable Securities, selling commissions or similar fees attributable pro rata to the Registrable Securities if such registration results in an Underwritten Offering of all or any portion of the Registrable Securities.

      Section 7.4 Sellers' Agreements.

      (a) The sellers participating in such registration shall promptly provide all information concerning the Sellers required to be included in the Registration Statement which is reasonably requested by the Buyer.

      In the event any of the Registrable Securities are included in an Underwritten Offering, each seller participating in such registration agrees to enter into with the managing underwriter of such offering, and perform its obligations under, (i) an underwriting agreement, in usual and customary form and (ii) a lock-up agreement similar in form and substance to lock-up agreements executed by other executive officers and directors of the Buyer.

      Notwithstanding anything to the contrary in Section 7.2(g), at any time after the Registration Statement has been declared effective, the Buyer may delay the disclosure of material, non-public information concerning the Buyer the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Buyer and its counsel, in the best interest of the Buyer and, in the opinion of counsel to the Buyer, otherwise required (a "Grace Period"); provided, that the Buyer shall promptly (i) notify the sellers participating in such registration in writing of the existence of material, non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the sellers in writing of the date on which the Grace Period ends; and, provided further, that during any consecutive 365-day period, there shall be no more than three Grace Periods, any such Grace Period not to exceed 30 consecutive days in the aggregate and all Grace Periods combined not to exceed 50 days in the aggregate (an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the sellers receive the notice referred to in clause (i) above and shall end on and include the date the sellers receive the notice referred to in clause (ii) above. Upon expiration of the Allowable Grace Period, the Buyer shall again be bound by the first sentence of Section 7.2(g) with respect to the information giving rise thereto.

      Section 7.5 Exception to Filing of Registration Statement. Notwithstanding the provisions of this Article VII, the Buyer shall have no further obligation to file any Registration Statement hereunder or maintain the effectiveness of any Registration Statement filed with respect to any seller in the event all of the Registrable Securities owned by such Seller (i) have been distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (ii) are otherwise freely transferable without restriction under the Securities Act, (iii) as to any Seller, once the Datatec Common Stock has been sold, or (iv) if such Registrable Securities may be sold pursuant to Rule 144(k).

      Section 7.6 Changes in Datatec Common Stock. If, and as often as, there is any change in the Datatec Common Stock by way of a share split, share dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed and shall apply to any securities received in any such transaction, including the securities of an issuer other than the Company that may be issued to holders of Datatec Common Stock in a merger transaction.

      Section 7.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after the date of this Agreement and so long as any Registrable Securities are held by the Sellers, the Buyer agrees to:

      make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

      use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act; and

      furnish to the Seller's Agent forthwith upon request a written statement by the Buyer as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Buyer, and such other reports and documents so filed by the Buyer as such Seller's Agent may reasonably request in availing itself of any rule or regulation of the SEC allowing the Sellers to sell any Registrable Securities without registration.

      ARTICLE VIII

      CONDITIONS PRECEDENT TO OBLIGATIONS OF MILLENNIUM AND THE SELLERS

      The obligations of Millennium and the Sellers under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

      Section 8.1 Representations and Warranties True. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and the Sellers shall have received a certificate to that effect and as to the matters set forth in Section 8.1 hereof, dated the Closing Date, from the Chief Executive Officer of the Buyer; provided, however, if the date of this Agreement and the Closing Date are the same, such certificate shall not be required to be delivered.

      Section 8.2 Performance of Covenants. The Buyer shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date. The Sellers acknowledge and agree that the certificates representing the Datatec Common Stock and the Datatec Warrants shall be delivered within five (5) business days of the Closing.

      Section 8.3 No Proceedings. No preliminary or permanent injunction or other order (including a temporary restraining order) of any Governmental Authority which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Buyer's ownership of the Millennium Securities shall have been issued or entered and remain in effect.

      Section 8.4 Consents and Approvals. All filings and registrations with, and notifications to, any Governmental Authority required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of any Governmental Authority and parties to material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

      Section 8.5 Employment Agreements. Employment agreements among the Buyer (or one of its subsidiaries) and each of Michael Hilmer, Doug LaRose and Doug Murray shall have been executed by the parties thereto.

      Section 8.6 Opinion of the Buyer's Counsel. Millennium and the Sellers shall have received the opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to the Buyer, dated as of the Closing Date, in a form reasonably satisfactory to Millennium, substantially to the effect that: (i) the Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) the Buyer has the corporate power to enter into the Agreements, and to consummate the transactions contemplated hereby and thereby; (iii) the execution and delivery of the Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Buyer; (iv) this Agreement has been duly executed and delivered by the Buyer and (assuming that it is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by any bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally, and as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (v) the Datatec Common Stock purchased pursuant to Section 1.2 hereof have been duly authorized and either (i) are validly issued, fully paid and non-assessable or (ii) will be validly issued, fully paid and non-assessable upon payment of the Earn-Out Payment and exercise of the Datatec Warrants, subject, however, to receipt by the Buyer of the exercise price for the Datatec Warrants in accordance with their terms; and (vi) the execution, delivery or performance of the Agreement by the Buyer and the consummation by the Buyer of the transactions herein, to the best of such counsel's knowledge, does not conflict with or result in a breach of, or default under, the Buyer's articles of incorporation or by-laws or any material indenture, mortgage, deed of trust, voting trust agreement, shareholders agreement, note agreement or other material agreement or other material instrument to which the Buyer is a party or by which the Buyer is bound or to which any of the property of the Buyer is subject. Such opinion shall be limited to the laws of the State of New York and United States federal law. Insofar as the opinion expressed in subsection (iv) above relates to matters that are governed by the laws of the State of New Jersey, the Buyer's counsel may assume that the laws of the State of New Jersey are identical to the laws of the State of New York.

      ARTICLE IX

      CONDITIONS PRECENDENT TO OBLIGATIONS OF THE BUYER

      The obligations of the Buyer under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

      Section 9.1 Representation and Warranties True. The representations and warranties of Millennium and the Sellers contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and the Buyer shall have received a certificate to that effect and as to the matters set forth in Section 9.1 hereof, dated the Closing Date, from the President or Chief Executive Officer of Millennium and from each Seller; provided, however, if the date of this Agreement and the Closing Date are the same, such certificate shall not be required to be delivered.

      Section 9.2 Performance of Covenants. Millennium and the Sellers shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

      Section 9.3 No Proceedings. No preliminary or permanent injunction or other order (including a temporary restraining order) of any Governmental Authority which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Buyer's ownership of the Millennium Securities or operation of Millennium's business shall have been issued or entered and remain in effect.

      Section 9.4 Consents and Approvals. All filings and registrations with, and notifications to, any Governmental Authority required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of any Governmental Authority and parties to material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

      Section 9.5 Employment Agreements. The Employment Agreements shall have been executed by the parties thereto.

      Section 9.6 Resignations. Each officer and director of Millennium shall have delivered to the Buyer their written resignation as an officer and/or director.

      Section 9.7 Good Standing Certificate. The Sellers shall have delivered to the Buyer a certificate, dated as of a date no earlier than 2 days prior to the Closing Date, duly issued by the appropriate governmental authority showing that Millennium is validly subsisting in the Province of Ontario.

      Section 9.8 Delivery of the Millennium Shares. The Sellers shall have delivered to the Buyer certificates representing all Millennium Shares, duly endorsed in blank by the Sellers or accompanied by stock powers duly executed in blank, none of which certificates shall bear any restrictive legend other than the legend relating to the shareholders agreement made among the shareholders of Millennium.

      Section 9.9 Delivery of the Millennium Warrants. The Sellers shall have delivered to the Buyer the cancelled Millennium Warrants.

      Section 9.10 Residency. The Buyer shall have received a certificate from the Sellers confirming that none of the Sellers is a non-resident for the purposes of the Income Tax Act (Canada). For any Seller who is not a non-resident for purposes of the Income Tax Act (Canada) such Sellers shall have delivered to the Buyer a Section 116 Clearance Certificate under the Income Tax Act (Canada). In the event such Seller does not deliver such certificate prior at the Closing, such Seller agrees that Buyer may withhold the Purchase Price payable to such Seller until such Seller delivers such certificate.

      Section 9.11 Cancellation of Certain Agreements. The following agreements shall have been terminated and of no further force or effect and the Sellers shall provide evidence of such termination of the Registration Rights Agreement, dated as of February 28, 2002.

      Section 9.12 Opinion of Millennium's and the Sellers' Counsel. The Buyer shall have received the opinion of Aird & Berlis LLP, counsel to Millennium, dated the Closing Date, in a form reasonably satisfactory to the Buyer, substantially to the effect that: (i) Millennium is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) Millennium has the corporate power, to enter into the Agreement, and to consummate the transactions contemplated hereby; (iii) the execution and delivery of the Agreement by Millennium, and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Millennium; (iv) this Agreement has been duly executed and delivered by Millennium and the Sellers and (assuming that it is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of Millennium and the Sellers, enforceable against Millennium and the Sellers in accordance with its terms, except as enforceability may be limited by any bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally, and as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (v) the authorized capital stock of Millennium consists of 20,853,933 shares of Class A Preferred Stock, 19,662,923 shares of which are issued and outstanding, and an unlimited number of shares of Class B Common Stock, 18,571,714 shares of which are issued and outstanding; (vi) except for the Millennium Warrants and the Millennium Options, there are no outstanding securities, rights or obligations that are convertible into or exchangeable for or give any right to subscribe for any capital stock of Millennium or any warrants, options or other rights to subscribe for or purchase capital stock or any such convertible or exchangeable securities of Millennium, or any agreements or understandings pursuant to which any of the foregoing may become outstanding; (vii) the Millennium Class A Preferred Stock and Class B Common Stock are duly authorized, validly issued, fully-paid and nonassessable; and (viii) the execution, delivery or performance of the Agreement by Millennium and the consummation by Millennium of the transactions herein, to the best of such counsel's knowledge, does not conflict with or result in a breach of, or default under, Millennium's articles of incorporation or by-laws or appropriate equivalent documents or any material indenture, mortgage, deed of trust, voting trust agreement, shareholders agreement, note agreement or other material agreement or other material instrument to which Millennium is a party or by which Millennium is bound or to which any of the property of Millennium is subject.

      Section 9.13 Material Changes. Since December 31, 2002, there shall not have been any material adverse change in the business, operations, financial condition, assets, liabilities, prospects or regulatory status of Millennium, taken as a whole.

      Section 9.14 Requisite Authority to Conduct Business. Millennium shall be duly qualified or licensed to do business and shall be in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed, except where the failure to be so qualified or licensed and in good standing would not have a Millennium Material Adverse Effect.

      Section 9.15 Proprietary Information. Millennium shall have taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Millennium Rights. All officers, employees and consultants of Millennium having access to or involved in the development of material proprietary and confidential information shall have executed and delivered to Millennium an agreement regarding the protection of proprietary information and the assignment to Millennium of all intellectual property rights arising from the services performed for Millennium by such person, copies of which shall have been provided to the Buyer.

      Section 9.16 Termination of Millennium Options. Either (a) all Millennium Options shall be cancelled, or, if the Millennium Options are not cancelled, (b) the Buyer shall be satisfied, in its reasonable discretion, that (i) all Millennium Options are cancelable upon the issuance of the Replacement Options and (ii) no Millennium Options have been exercised since the date hereof or will be exercised prior to the issuance of the Replacement Options and the cancellation of the Millennium Options.

      Section 9.17 Termination of Millennium Notes and Warrants. All Millennium Notes and Warrants shall be cancelled and delivered to the Buyer.

      Section 9.18 Discharges of Indebtedness. Buyer shall have received evidence of discharge of all liens of Seller set forth on Schedule 9.18.

      ARTICLE X

      INDEMNIFICATION

      Section 10.1 Indemnification by the Sellers. Each Seller individually and severally, agrees to indemnify, defend and hold the Buyer and each of its directors and officers harmless from and against any and all loss, liability, damage, costs and expenses (including interest, penalties and attorneys' fees) (collectively, "Losses") that the Buyer or any of its affiliates may incur or become subject to arising out of or due to any (i) inaccuracy of any representation or the breach of any warranty or covenant of the Sellers contained in this Agreement or (ii) Losses relating to the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and which was included (or failed to be included) in the Registration Statement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Buyer by such Seller specifically stating that it is for use in the preparation thereof or (iii) any violation by any Seller of any rule or regulation promulgated under the Securities Act, Exchange Act or any states securities law applicable to any such Seller and relating to action or inaction required of the Seller in connection with any such registration. In the event that any Seller is required to pay the Buyer or any of its officers or directors under this Section 10.1, each such Seller will reimburse such person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

      Notwithstanding the above, any claim by the Buyer of such Seller for indemnification for Losses arising from a breach of representation, warranty or covenant of Millennium or such Seller shall be limited to the lesser of:

      such Seller's proportionate share of the Losses calculated as a proportion of the Datatec Common Stock received by such Seller prior to payment of claim; and

      100% of the dollar value of the Datatec Common Stock received by such Seller, pursuant to Section 1.2(i) hereof and issuable to such Seller pursuant to Sections 1.2(ii) and (iii) hereof based on the Market Price of the Datatec Common Stock on the Closing Date. As used in this Agreement, "Market Price" shall mean the closing price of a share of common stock of the Buyer as set forth on the Buyer's principal trading market.

      In the event that any Seller is required to pay to the Buyer any amount for any Loss hereunder, the type of consideration and the order of payment shall be as follows: (i) first in cash, to the extent that the Seller has sold any Datatec Common Stock received by such Seller pursuant to Section 1.2; (ii) second, in shares of Datatec Common Sock held by such Seller valued at the Market Price of the Datatec Common Stock on the Closing Date; and (iii) finally, in cash subject to the limitations set forth in paragraphs (a) and (b) in this Section 10.1. In the event that any Earn-Out Payment is made prior to the notice of any required indemnification hereunder, the proportionate liability and limitation on liability of the Sellers shall be adjusted to reflect such Earn-Out Payment. For purposes of the preceding sentence, the Datatec Common Stock issued pursuant to such Earn-Out Payment shall be valued at the share price used to calculate the Earn-Out Payment. Such adjustments shall not apply retroactively for any claim paid prior to any Earn-Out Payment.

      Section 10.2 Indemnification by the Buyer. Subject to the limits set forth in section 10.5, the Buyer agrees to indemnify, defend and hold the Sellers and each of their officers, directors, partners and affiliates, harmless from and against any and all Losses that the Sellers may incur or become subject to arising out of or due to (i) any inaccuracy of any representation or the breach of any warranty or covenant of the Buyer contained in this Agreement or (ii) Losses relating to the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Buyer of any rule or regulation promulgated under the Securities Act, Exchange Act or any states securities law applicable to the Buyer and relating to action or inaction required of the Buyer in connection with any such registration, provided that the Buyer shall not be liable in any such case to the extent that any such Losses (or action or proceeding in respect thereof) arise out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Buyer through an instrument duly executed by the Sellers specifically stating that it is for use in the preparation thereof. The Buyer will reimburse the Sellers and their officers, directors, partners and affiliates for any legal fees or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

      Section 10.3 Survival. The representations, warranties and covenants of Millennium, the Sellers and the Buyer set forth in this Agreement shall survive the Closing Date for a period of eighteen months following the Closing Date, provided however that:

      Those representations and warranties of Millennium and the Sellers relating to taxes of Millennium and its predecessor corporations shall, subject to paragraph (b) below, terminate at the expiration of the last day of the limitation periods contained in the Income Tax Act (Canada), the Corporations Tax Act (Ontario), the Excise Tax Act (Canada) and any other legislation applicable to Millennium or its predecessor corporations and imposing tax on or the obligation to collect or withhold tax on Millennium or its predecessor corporations, subsequent to the expiration of which an assessment, reassessment or other form of recognized document assessing liability for taxes thereunder for all fiscal period ended on or prior to the Closing cannot be issued to or in respect of Millennium (or any of its predecessor corporation (unless such waiver or extension has been granted with the consent of the Sellers);

      There shall be no time limit on the representations and warranties of the Sellers relating to the tax liability of Millennium based upon any fraud committed in filing a tax return pursuant to the Income Tax Act (Canada), the Company's Tax Act (Ontario), the Excise Tax Act (Canada) or any other legislation applicable to Millennium or any of its predecessor corporations and imposing tax on or the obligation to collect or withhold tax on Millennium or any of its predecessor corporations;

      There shall be no time limit on the representations and warranties of Millennium and the Sellers relating to the authorized or issued capital of Millennium or ownership of Millennium Shares; and

      The registration rights and all related rights, covenants and obligations set forth in Article VII shall survive the Closing Date for so long as any Seller holds any shares of Datatec Common Stock, or earlier, if expressly provided for in Article VII;

unless notice in writing of the claim (specifying in reasonable detail the event, matter or default which gives rise to the claim, the breach that results and the amount claimed) has been given to the Sellers not later than the expiry of the appropriate period contemplate above. Any such claim shall be deemed (if it has not been previously satisfied, settled or withdrawn) to have been withdrawn at the expiration of 6 months after the expiration of such appropriate period, unless proceedings in respect of it have commenced by being issued and serviced on the Sellers.

Any party's right to indemnification or other remedy based upon breach of representations, warranties and covenants will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant.

The Buyer's covenants to deliver the Purchase Price to the Sellers hereunder shall survive the Closing and shall continue to be enforceable against the Buyer until such time as all such securities as are required to be delivered hereunder have been delivered by the Buyer to the Sellers.

Section 10.4 Third Party Claims. In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim or demand or written notice made by any third party against the indemnified party (a "Third Party Claim") after the Closing Date, such indemnified party must notify the indemnifying party (the "indemnifying party") in writing of the Third Party Claim promptly and in no event later than 30 business days after such indemnified party has actual knowledge of the Third Party Claim; provided that the failure of any indemnified party to give timely notice shall not affect his right of indemnification hereunder except to the extent the indemnifying party has actually been prejudiced or damaged thereby. If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party (which counsel shall be reasonably satisfactory to the indemnified party). If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party will cooperate in all reasonable respects with the indemnifying party in connection with such defense, and shall have the right to participate in such defense with counsel selected by it. The fees and disbursements of such counsel, however, shall be at the expense of the indemnified party; provided, however, that, in the case of any Third Party Claim of which the indemnifying party has not employed counsel to assume the defense, the fees and disbursements of such counsel shall be at the expense of the indemnifying party. Except as otherwise provided herein, the indemnified party will not, except at its own cost and expense, settle or compromise any Third Party Claim for which it is entitled to indemnification hereunder without the prior written consent of the indemnifying party, which will not be unreasonably withheld.

Section 10.5 Limitations; Right of Set-Off; Liability Threshold. The liability of any Seller as an indemnifying party shall be limited as set forth in Section 10.1 above. The liability of the Buyer as an indemnifying party to each Seller shall be limited to such dollar value that is equal to the aggregate market value of the Datatec Common Stock issued to such Seller pursuant to Section 1.2(i) hereof and issuable to such Seller pursuant to Sections 1.2(ii) and (iii) hereof based on the Market Price of the Datatec Common Stock on the Closing Date. The Buyer shall have the right to set-off any portion of or all liability of an indemnifying party against the 2004 Earn-Out Shares and 2005 Earn-Out Shares, if any, based on the market value of the earn-out shares, on a dollar-for-dollar basis. The market value of any earn-out shares against which any liability may be set-off pursuant to this Section 10.5 shall be based on the share price used to calculate such earn-out shares. No indemnification shall be made pursuant to this Article X by any party until the aggregate amount being claimed by the party seeking indemnification for Losses exceeds $100,000, provided such party seeking indemnification shall be entitled to seek indemnification for such first $100,000 of Losses.

Section 10.6 Reduction for Insurance. The gross amount which an indemnifying party is liable to, for, or on behalf of the indemnified party pursuant to this Article X (the "Indemnifiable Loss") shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such indemnified party related to the Indemnifiable Loss. If an indemnified party shall have received or shall have had paid on its behalf an indemnity payment in respect of an Indemnifiable Loss and shall subsequently receive directly or indirectly insurance proceeds in respect of such Indemnifiable Loss, then such indemnified party shall pay to such indemnifying party the net amount of such insurance proceeds or, if less, the amount of such indemnity payment.

Section 10.7 Contribution. If the indemnification provided for in this Article X is unavailable to an indemnified party in respect of any Losses relating to a Registration Statement or to the Securities Act or the Exchange Act, then each indemnifying party, in lieu of indemnifying such indemnified party as a result of such Losses, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Buyer on the one hand and each of the Sellers on the other in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto or any omission or alleged omission to state a material fact in the Registration Statement or any amendment or supplement thereto. The relative fault of the Buyer on the one hand and of each of the Sellers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In no event shall the obligation of any indemnifying party to contribute under this Section 10.7 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 10.1 or 10.2 had been available under the circumstances.

The Buyer and the Sellers agree that it would not be just and equitable if contribution pursuant to this Section 10.7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Section 10.8 Waiver by Sellers. After the Closing Date, no Seller shall have any right of contribution against Millennium for any breach of any representation, warranty, covenant or agreement of Millennium and each Seller hereby waives any and all claims it may have, known or unknown against Millennium and its directors and officers whether or not related to this Agreement or the transactions contemplated hereby. In addition, each of the Sellers hereby agrees that it will not make any claim (directly or indirectly) for indemnification against Buyer or Millennium by reason of the fact that it was a director, officer, employee, or agent of Millennium or was serving at the request of Millennium as such, with respect to any action, suit or proceeding brought by anyone against such Seller regarding any action or inaction occurring prior to the Closing Date.

ARTICLE XI

AMENDMENT

Section 11.1 Amendment. This Agreement may be amended by the written agreement of the Buyer and Millennium.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Expenses. All costs and expenses incurred by the Buyer in connection with this Agreement and the transactions contemplated hereby shall be paid by the Buyer regardless of the termination of this Agreement or the failure to consummate the transactions contemplated hereby. All costs and expenses incurred by Millennium in connection with this Agreement and the transactions contemplated hereby shall be paid by Millennium regardless of the termination of this Agreement or the failure to consummate the transactions contemplated hereby.

Section 12.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission, in either case with receipt acknowledged, or three days after being sent by registered or certified mail, return receipt requested, postage prepaid:

(a) If to the Buyer to:

Datatec Systems, Inc.
23 Madison Road
Fairfield, New Jersey 07004
Attention: General Counsel

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
505 Park Avenue
New York, New York 10022
Attention: Robert H. Friedman, Esq.
    If to the Sellers, to the addresses listed on the signature pages hereto,

if to Millennium to:

Millennium Care Inc.

1185 Eglinton Avenue East

Suite 901

Totonto, Ontario

M3C 3C6

Attention: Doug Murray

with a copy to:

Aird & Berlis LLP

BCE Place

Suite 1800

181 Bay Street

Toronto, Ontario M5J 2T9

Attention: Ronald M. Kosonic

(c) if to Vengrowth (as Seller's Agent):

The Vengrowth II Investment Fund Inc.

145 Wellington Street West,

Suite 1207

Toronto, Ontario M5K 1H6

Attention: Tim Lee

416-971-6656 ext 231

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 12.2.

Section 12.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, representations and understandings among the parties hereto.

Section 12.4 Public Announcements. Any public announcement or similar publicity with respect to this Agreement and/or the transaction contemplated hereby will be issued, if at all, at such time and in such manner as Buyer determines.

Section 12.5 Binding Effect, Benefits, Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may not be assigned without the prior written consent of the other parties hereto.

Section 12.6 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of law.

Section 12.7 Jurisdiction. Unless otherwise provided herein, the parties hereto agree to submit to the jurisdiction of any Federal or state court located in the State of New Jersey for the purpose of resolving any action or claim arising out of the performance of the provisions of this Agreement.

Section 12.8 Appointment of Agent. The Sellers agree to maintain a registered agent in the Province of Ontario to accept and acknowledge service of process. Each of the Sellers initially hereby appoint Vengrowth as such registered agent (the "Seller's Agent") and agree to notify the Buyer in the manner set forth in Section 12.2 of any change in registered agent. The Seller's Agent shall have such powers and authority as are necessary to carry out the functions assigned to it under this Agreement. The Buyer shall be entitled to rely on the written and oral representations of the Seller's Agent as the authorized representation of each and every Seller with respect to the provisions of this Agreement. Each party agrees that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered to he address provided in Section 12.2 for such party, in the manner prescribed in such Section. As consideration for serving as agent, each Seller hereby acknowledges and agrees that Vengrowth shall have no liability whatsoever to any other Seller in connection with any action or inaction undertaken as agent for the Sellers in any capacity in this Agreement, including without limitation as Set forth in Article VII, except in each case for gross negligence or willful misconduct.

Section 12.9 Headings. The headings and captions in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

Section 12.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.
DATATEC SYSTEMS, INC. By: ____________________________________ Name: Isaac J. Gaon Title: Chief Executive Officer
MILLENNIUM CARE INC. By: __________________________________ Name: Title: By: __________________________________ Name: Title:
THE VENGROWTH II INVESTMENT FUND INC. By: __________________________________ Name: Title: By: __________________________________ Name: Title:
1390338 ONTARIO INC. By: __________________________________ Name: Title:
BAYMAR CAPITAL CORPORATION By: __________________________________ Name: Title:
CENTREFIRE GROWTH FUND By: __________________________________ Name: Title:
INFIDELITY INVESTMENT GROUP By: __________________________________ Name: Title:
TROY & ASSOCIATES LTD. By: __________________________________ Name: Title:
__________________________ Witness	________________________________ Brian Semkowski (In Trust)
__________________________ Witness	________________________________ Aart Veldhuisen
__________________________ Witness	________________________________ William Linton
__________________________ Witness	________________________________ Caryl McLelland
__________________________ Witness	________________________________ Vernon E. Sheppard
__________________________ Witness	________________________________ Alan Sheppard
__________________________ Witness	________________________________ Christine Sheppard
__________________________ Witness	________________________________ Jo-Ann Irene Sheppard
__________________________ Witness	________________________________ Robin John Sheppard
__________________________ Witness	________________________________ Damir Macokatic
__________________________ Witness	________________________________ David Rose
__________________________ Witness	________________________________ Graham Kemp
__________________________ Witness	________________________________ Greg Cochrane
__________________________ Witness	________________________________ James Francoeur
__________________________ Witness	________________________________ John McLennan
__________________________ Witness	________________________________ Keith De Abreu
__________________________ Witness	________________________________ Kevin Kimsa
__________________________ Witness	________________________________ Kostana Fiand
__________________________ Witness	________________________________ Lori Beaumont
__________________________ Witness	________________________________ Lorraine Harrison
__________________________ Witness	________________________________ Michael Hilmer
__________________________ Witness	________________________________ Douglas Murray
__________________________ Witness	________________________________ Michael Utsal
__________________________ Witness	________________________________ Quince Buchanan
__________________________ Witness	________________________________ Roger Harrison
__________________________ Witness	________________________________ Stuart McGregor
__________________________ Witness	________________________________ Susan Rose
__________________________ Witness	________________________________ Vivian Heacock

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO REGULATION S OF THE SECURITIES ACT, AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT.

STOCK PURCHASE WARRANT

To Purchase up to (XXXXXX) Shares of Common Stock of

Datatec Systems, Inc.

THIS CERTIFIES that, for value received, (XXXXXX) (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after January 31, 2004 and on or prior to the close of business on the date which if five (5) years after the Closing Date (the "Termination Date"), but not thereafter, to subscribe for and purchase from Datatec Systems, Inc., a corporation incorporated in Delaware (the "Company"), up to (XXXXXX) shares of Common Stock, $0.001 par value (the "Common Stock"), of the Company (the "Warrant Shares"); provided, however, notwithstanding the foregoing, this Warrant shall be exercisable if and only if 2003 Gross Revenues (as that term is defined in Exhibit B to the Purchase Agreement) equals or exceeds CDN$5.4 Million. In the event that 2003 Gross Revenues do not equal or exceed CDN$5.4 Million (in the reasonable discretion of the Company) this Warrant shall become null and void. The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $ XXXXXX. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Stock Purchase Agreement dated as of the Closing Date, between the Company, the Sellers named therein and Millennium Care, Inc. (the "Purchase Agreement"). This Warrant is being issued pursuant to the Purchase Agreement. In the event of any conflict between the terms of this Warrant and the Purchase Agreement, the Purchase Agreement shall control.

ARTICLE XIII Exercise of Warrant. Provided that 2003 Gross Revenues equal or exceed CDN$5.4 Million, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after January 31, 2004, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price for the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the Holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. Notwithstanding the above, this Warrant is redeemable pursuant to Section 13 hereof by the Company.

ARTICLE XIV Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ARTICLE XV Title to Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the absolute true and lawful owner hereof for all purposes whatsoever. This Warrant is not transferable.

ARTICLE XVI No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the Exercise Price.

ARTICLE XVII Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant.

ARTICLE XVIII Further Assurances. The Company will take all reasonable action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

ARTICLE XIX No Rights as Stockholder until Exercise. No Holder shall be deemed to be the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become issued.

ARTICLE XX Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall include the posting of a bond only if required by the Company's transfer agent and if the Holder is not the purchaser of this Warrant under the Purchase Agreement or an affiliate of such purchaser), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

ARTICLE XXI Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

ARTICLE XXII Adjustments of Exercise Price and Number of Warrant Shares.

Section 22.1 Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to the Holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

Section 22.2 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume in writing or by operation of law the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 10. For purposes of this Section 10, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 10 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

ARTICLE XXIII Voluntary Adjustment by the Company. The Company may, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

ARTICLE XXIV Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and Other Property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and Other Property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

ARTICLE XXV Redemption Provisions. This Warrant may be redeemed at the option of the Company, at a redemption price of $0.10 per share of Common Stock payable upon redemption of the Warrant (the "Redemption Price"), at any time after January 31, 2005, provided that the closing sale price for the Common Stock, as reported by the Nasdaq SmallCap Market ("Nasdaq"), or other similar organization if Nasdaq is no longer reporting such information or the Company's securities are no longer traded on Nasdaq, shall have equaled or exceeded 180% of the then current Exercise Price (a "Qualifying Price") for any 20 trading days in any 30 trading day period (a "Qualifying Date"), provided that the average daily trading volume during such 30 trading day period is greater than 100,000 shares per day as reported by Nasdaq or such other organization. In the event the Exercise Price is adjusted pursuant this Warrant, the Qualifying Price shall be subject to adjustment by the same percentage change as the percentage change in the Exercise Price. Notice of redemption (the "Notice of Redemption") shall be given to Holders not later than 10 days after any Qualifying Date. On and after the date fixed for redemption set forth in the Notice of Redemption, the Holder shall have no rights with respect to the Warrants except, upon surrender of this Warrant, to receive the Redemption Price for each share of Common Stock issuable upon exercise of this Warrant.

ARTICLE XXVI Miscellaneous.

Section 26.1 Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract and be governed under the laws of New Jersey without regard to its conflict of law principles or rules, and be subject to venue pursuant to the terms set forth in the Purchase Agreement.

Section 26.2 Restrictions. The Holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

Section 26.3 Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

Section 26.4 Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder.

Section 26.5 Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

Section 26.6 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

Section 26.7 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(The next page is the signature page.)

IN WITNESS WHEREOF, the Company has caused this Stock Purchase Warrant to be executed by its officer thereunto duly authorized.

Dated: (XXXXXX), 2003

DATATEC SYSTEMS, INC.

By:

Name:

Title:

NOTICE OF EXERCISE

To: (Transfer Agent)

(1) The undersigned hereby elects to purchase ________ shares of Common Stock (the "Common Stock") of Datatec Systems, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_______________________________

(Name)

_______________________________

(Address)

_______________________________

Dated: , _____

Signature

Exhibit B

EARN-OUT PAYMENT

(all dollar amounts in this exhibit are in Canadian Dollars, unless otherwise stated)

Introduction

An earn-out shall be paid to the holders of Millennium Series A Preferred Stock, the holders of Millennium Series B Common Stock and Messrs. Hilmer, and Murray (the "Earn-Out Recipients") subject to Millennium achieving certain revenue goals during 2003 and 2004 as set forth below.

2004 Earn-Out Payment

An earn-out shall be paid to those persons listed on the table set forth below in the amounts set forth herein (the "2004 Earn-Out") provided that Millennium achieves 2003 Gross Revenues (as defined below) of at least $6 million. The earn-out shall consist of shares of Datatec Common Stock (the "2004 Earn-Out Shares"), which shall be determined as set forth below, allocated among the recipients based on the formulas set forth below. All fractional shares resulting from the calculation of the 2004 Earn-Out Shares in the aggregate and the number of such shares allocated to each recipient shall be rounded to the next whole number.

The total number of 2004 Earn-Out Shares shall be calculated as follows:

2004 Earn-Out Shares =	4 x (R - 6,000,000)
P x C

Where

R =

Millennium's gross revenues determined in accordance with Canadian GAAP for the 12 month period ended December 31, 2003 excluding any revenues attributable to, or costs avoided related to, the transfer to Millennium of the Buyer's call center or other operations as a result of the transactions contemplated by the Agreement ("2003 Gross Revenues"); and

P =

The average closing sale price of the Datatec Common Stock for the five trading days ending on January 30, 2004 on the Nasdaq SmallCap Market, the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Datatec Common Stock, or if the Datatec Common Stock is not traded on an exchange market, the OTC Bulletin Board or the Pink Sheets, as the case may be, or if the Datatec Common Stock is not listed or quoted on any of the foregoing, as determined in good faith by the Board of Directors of the Buyer; and

C =	The conversion rate as set by the Royal Bank of Canada on January 30, 2004 for the conversion of United States Dollars into Canadian Dollars.

The 2004 Earn-Out Shares, if any, shall be allocated as follows:
A.		Class A Preferred Stockholder
	1.	Vengrowth Investment Fund	2004 earn-out shares	x	0.40	x	86.50%
	2.	Vernon E. Sheppard	2004 earn-out shares	x	0.40	x	5.40%
	3.	Graham Kemp	2004 earn-out shares	x	0.40	x	8.10%

B.		Class B Common Stockholder
	1.	Vernon E. Sheppard	2004 earn-out shares	x	0.50	x	28.69%
	2.	Michael Hilmer	2004 earn-out shares	x	0.50	x	19.38%
	3.	Roger Harrison	2004 earn-out shares	x	0.50	x	17.45%
	4.	Bill Linton	2004 earn-out shares	x	0.50	x	8.53%
	5.	Graham Kemp	2004 earn-out shares	x	0.50	x	5.52%
	6.	CentreFire Growth	2004 earn-out shares	x	0.50	x	8.39%
	7.	Brian Semkowski (Trust)	2004 earn-out shares	x	0.50	x	2.47%
	8.	James Francoeur	2004 earn-out shares	x	0.50	x	1.06%
	9.	Greg Cochrene	2004 earn-out shares	x	0.50	x	0.99%
	10.	John McLennan	2004 earn-out shares	x	0.50	x	0.99%
	11.	Kevin Kimsa	2004 earn-out shares	x	0.50	x	0.99%
	12.	Stuart McGregor	2004 earn-out shares	x	0.50	x	0.99%
	13.	Carl Scase (Numbered Co.)	2004 earn-out shares	x	0.50	x	0.90%
	14.	Aart Veldhuisen	2004 earn-out shares	x	0.50	x	0.44%
	15.	Alan Sheppard	2004 earn-out shares	x	0.50	x	0.44%
	16.	David Rose	2004 earn-out shares	x	0.50	x	0.35%
	17.	Caryl McLelland	2004 earn-out shares	x	0.50	x	0.30%
	18.	Christine Sheppard	2004 earn-out shares	x	0.50	x	0.30%
	19.	Kostana Fiand	2004 earn-out shares	x	0.50	x	0.30%
	20.	Damir Macokatic	2004 earn-out shares	x	0.50	x	0.26%
	21.	Keith De Abreu	2004 earn-out shares	x	0.50	x	0.22%
	22.	Vivian Heacock	2004 earn-out shares	x	0.50	x	0.22%
	23.	Jo-Ann Irene Sheppard	2004 earn-out shares	x	0.50	x	0.15%
	24.	Robin John	2004 earn-out shares	x	0.50	x	0.15%
	25.	Susan Rose	2004 earn-out shares	x	0.50	x	0.15%
	26.	Infidelity Investment Group	2004 earn-out shares	x	0.50	x	0.11%
	27.	Michael Utsal	2004 earn-out shares	x	0.50	x	0.09%
	28.	Lori Beaumont	2004 earn-out shares	x	0.50	x	0.07%
	29.	Lorraine Harrison	2004 earn-out shares	x	0.50	x	0.06%
	30.	Quince Buchanan	2004 earn-out shares	x	0.50	x	0.06%

C.		Management
	1.	Michael Hilmer	2004 earn-out shares	x	0.10	x	65.00%
	2.	Douglas Murray	2004 earn-out shares	x	0.10	x	35.00%

By way of example:

In the event Millennium achieves 2003 Gross Revenues of $7,000,000, the closing sale price of the Datatec Common Stock is US$3.00 on January 30, 2004, the conversion rate of US Dollars into Canadian Dollars is 1.5191 on January 30, 2004 and Michael Hilmer will be awarded one-third of the earn-out shares allocated to management:

    The 2004 Earn-Out Shares shall be calculated as follows:

2004 Earn-Out Shares =	4 x (R - 6,000,000)
P x C

2004 Earn-Out Shares =	4 x (7,000,000 - 6,000,000)
3.00 x 1.5191

2004 Earn-Out Shares = 87,713

B. Of the 87,713 2004 Earn-Out Shares, the number of shares allocated to Michael Hilmer will be calculated as follows:

Michael Hilmer = 2004 Earn-Out Shares x .1 x .333

Michael Hilmer = 87,713 x .1 x .333 =

Michael Hilmer = 2,923 shares

2005 Earn-Out Payment

An earn-out shall be paid to those persons listed on the table set forth below (the "2005 Earn-Out Recipients") in the amounts set forth herein provided that Millennium achieves 2004 Gross Revenues (as defined below) of at least $10 million . The earn-out shall consist of shares of Datatec Common Stock (the "2005 Earn-Out Shares") not to exceed an aggregate of 300,000 shares, which shall be determined as set forth below, allocated among the recipients based on the formulas set forth below. Allocation of the 2005 Earn-Out and the "2005" Earn-Out Recipients are subject to a sliding scale (see table below) based on performance in the 2004 Gross Revenues. All fractional shares resulting from the calculation of the 2005 Earn-Out Shares in the aggregate and the number of such shares allocated to each recipient shall be rounded to the next whole number.

The total number of 2005 Earn-Out Shares shall be calculated as follows:

2005 Earn-Out Shares =	.35 x (R - 10,000,000)
P x C

Where

R =

Millennium's gross revenues determined in accordance with Canadian GAAP for the 12 month period ended December 31, 2004 excluding any revenues attributable to, or costs avoided related to, the transfer to Millennium of the Buyer's call center or other operations as a result of the transactions contemplated by the Agreement ("2004 Gross Revenues"); and

P =

The average closing sale price of the Datatec Common Stock for the five trading days ending on January 30, 2005 on the Nasdaq SmallCap Market, the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Datatec Common Stock, or if the Datatec Common Stock is not traded on an exchange market, the OTC Bulletin Board or the Pink Sheets, as the case may be, or if the Datatec Common Stock is not listed or quoted on any of the foregoing, as determined in good faith by the Board of Directors of the Buyer; and

C =	The conversion rate as set by the Royal Bank of Canada on January 30, 2005 for the conversion of United States Dollars into Canadian Dollars.

The 2005 Earn-Out Shares, if any, shall be allocated as follows:
A.		Class A Preferred Stockholder
	1.	Vengrowth Investment Fund	2005 earn-out shares	x	A	x	86.50%
	2.	Vernon E. Sheppard	2005 earn-out shares	x	A	x	5.40%
	3.	Graham Kemp	2005 earn-out shares	x	A	x	8.10%

B.		Class B Common Stockholder
	1.	Vernon E. Sheppard	2005 earn-out shares	x	A	x	28.69%
	2.	Michael Hilmer	2005 earn-out shares	x	A	x	19.38%
	3.	Roger Harrison	2005 earn-out shares	x	A	x	17.45%
	4.	Bill Linton	2005 earn-out shares	x	A	x	8.53%
	5.	Graham Kemp	2005 earn-out shares	x	A	x	5.52%
	6.	CentreFire Growth	2005 earn-out shares	x	A	x	8.39%
	7.	Brian Semkowski (Trust)	2005 earn-out shares	x	A	x	2.47%
	8.	James Francoeur	2005 earn-out shares	x	A	x	1.06%
	9.	Greg Cochrene	2005 earn-out shares	x	A	x	0.99%
	10.	John McLennan	2005 earn-out shares	x	A	x	0.99%
	11.	Kevin Kimsa	2005 earn-out shares	x	A	x	0.99%
	12.	Stuart McGregor	2005 earn-out shares	x	A	x	0.99%
	13.	Carl Scase (Numbered Co.)	2005 earn-out shares	x	A	x	0.90%
	14.	Aart Veldhuisen	2005 earn-out shares	x	A	x	0.44%
	15.	Alan Sheppard	2005 earn-out shares	x	A	x	0.44%
	16.	David Rose	2005 earn-out shares	x	A	x	0.35%
	17.	Caryl McLelland	2005 earn-out shares	x	A	x	0.30%
	18.	Christine Sheppard	2005 earn-out shares	x	A	x	0.30%
	19.	Kostana Fiand	2005 earn-out shares	x	A	x	0.30%
	20.	Damir Macokatic	2005 earn-out shares	x	A	x	0.26%
	21.	Keith De Abreu	2005 earn-out shares	x	A	x	0.22%
	22.	Vivian Heacock	2005 earn-out shares	x	A	x	0.22%
	23.	Jo-Ann Irene Sheppard	2005 earn-out shares	x	A	x	0.15%
	24.	Robin John	2005 earn-out shares	x	A	x	0.15%
	25.	Susan Rose	2005 earn-out shares	x	A	x	0.15%
	26.	Infidelity Investment Group	2005 earn-out shares	x	A	x	0.11%
	27.	Michael Utsal	2005 earn-out shares	x	A	x	0.09%
	28.	Lori Beaumont	2005 earn-out shares	x	A	x	0.07%
	29.	Lorraine Harrison	2005 earn-out shares	x	A	x	0.06%
	30.	Quince Buchanan	2005 earn-out shares	x	A	x	0.06%

C.		Management
	1.	Michael Hilmer	2005 earn-out shares	x	A	x	65.00%
	2.	Douglas Murray	2005 earn-out shares	x	A	x	35.00%

Where

A = the number that is (a) across from the row representing the applicable range of 2004 Gross Revenues achieved; and (b) below the column "Management," "Class A Preferred Stockholder" or "Class B Common Stockholder" as applicable to the specific recipient, in the table below:

Range of 2004 Gross Revenues	(i) Earn Out Allocation
	Management	Class A Preferred Stockholder	Class B Common Stockholder

<$10m	0%	0%	0%
<$16m, >$10m	20%	5%	75%
>$16m, <$17m	20%	10%	70%
>$17m, <$18m	20%	15%	65%
>$18m, <$19m	20%	20%	60%
>$19m, <$20m	20%	25%	55%
>$20m, <$21m	20%	30%	50%
>$21m, <$22m	20%	35%	45%
>$22m	20%	40%	40%

By way of example:

In the event Millennium achieves 2004 Gross Revenues of $11,500,000, the closing price of the Datatec Common Stock is US$3.00 on January 31, 2005, the conversion rate of US Dollars into Canadian Dollars is 1.5191 on January 31, 2005 and (Preferred Stockholder) will be awarded one-third of the earn-out shares allocated to the holders of Class A Preferred Stock:

    The 2005 Earn-Out Shares shall be calculated as follows:

2005 Earn-Out Shares =	.35 x (R - 10,000,000)
P x C

2005 Earn-Out Shares =	.35 x (11,500,000 - 10,000,000)
3.00 x 1.5191

2005 Earn-Out Shares = 115,200

B. Of the 115,200 2005 Earn-Out Shares, the number of shares allocated to (Preferred Stockholder) will be calculated as follows:

(Preferred Stockholder) = 2005 Earn-Out Shares x A x .333

(Preferred Stockholder) = 115,200 x A x .333

(Preferred Stockholder) = 115,200 x .05 x .333 {A is equal to .05 as (Preferred Stockholder) is a Class A Preferred Stockholder and Millennium's 2004 Gross Revenues are greater than $10,000,000 and less than $16,000,000}

(Preferred Stockholder) = 1,918 shares

Manner of Calculation of Earn-Out Payments

The number of earn-out shares allocated to the Earn-Out Recipients, including the determination of 2003 Gross Revenues and 2004 Gross Revenues (the "Calculation"), shall be calculated no later than 30 calendar days following the completion of the audit of Millennium's financial statements for the twelve month period ending December 31, 2003 with respect to the 2004 Earn-Out and the twelve month period ending December 31, 2004 with respect to the 2005 Earn-Out. Regardless of timing of the Calculation(s), for both 2004 Earn-Out and the 2005 Earn-Out the number of earn-out shares will be based on P as defined above. The Sellers understand, acknowledge and agree that in order for any revenue of Millennium to count towards "gross revenues" as set out as "R" in the calculations above under "Earn-Out Payments", the respective revenue must be approved in writing by the Buyer. The Sellers further understand, acknowledge and agree that the rejection of such revenue by the Buyer may result in decreasing the number of 2004 Earn-Out Shares and 2005 Earn-Out Shares issuable to the Sellers. The Buyer shall be responsible for determining the Calculation and shall promptly submit the Calculation to Mr. Graham Kemp as representative of the Earn-Out Recipients (the "Recipient Representative") for his consent, which consent shall not be unreasonably withheld; provided that, if the Recipient Representative does not object within 15 calendar days after his receipt of the calculation from the Buyer, such Calculation shall be treated as the agreed final Calculation and the Buyer shall promptly deliver certificates representing the 2004 Earn-Out Shares and the 2005 Earn-Out Shares, as the case may be, to the Earn-Out Recipients. If the Recipient Representative objects in good faith to the Calculation by delivering written notice to the Buyer within 15 calendar days after the Recipient Representative's receipt thereof, the Buyer and the Recipient Representative shall work in good faith and shall use their best efforts to agree to a mutually agreed Calculation; provided that, if the Buyer and the Recipient Representative cannot, within such 15 calendar days, agree on a mutually agreed Calculation, all items of such Calculation on which the parties do not mutually agree shall be submitted to arbitration before a panel consisting of thee arbitrators pursuant to the commercial arbitration rules of the American Arbitration Association, in New York, New York; provided, however, that any determination pursuant to such arbitration shall be accompanied by a written opinion of the arbitrators giving the reasons for the determination. One arbitrator shall be selected by each of the Buyer, on the one hand, and the Recipient Representative, on the other, and the third arbitrator shall be selected by the other two arbitrators. Any other rules regarding the selection process shall be made pursuant to the rules of such Association. The determination rendered by the arbitrators shall be conclusive and binding upon the parties hereto, and judgment upon the award may be entered in any court having jurisdiction thereof or application may be made to such court for a judicial acceptance of the award and an order of enforcement. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators (including his/her compensation) shall be equally shared; except that if any matter of dispute raised by a party or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his/her award, all or any part of the arbitration expenses (including reasonable attorneys' fees and expenses) of the other party and of the arbitrator against the party raising such unreasonable matter of dispute or defense or objection thereto. Nothing herein set forth shall prevent the Buyer and the Recipient Representative from settling any dispute by mutual agreement at any time.

DATATEC SYSTEMS, INC.
23 Madison Road
Fairfield, New Jersey 07004

As of _____________, 2003

To: (OPTIONEE)
(ADDRESS)

We are pleased to inform you that on (XXXXXXX), 2003 the Compensation Committee of the Board of Directors of Datatec Systems, Inc. (the "Company") granted you a stock option pursuant to the Company's 2000 Stock Option Plan (the "Plan"), to purchase (XXXXX) shares (the "Shares") of Common Stock, $.001 par value, of the Company, at a price of $(X.XX) per Share (the "Option").

One-third (33 1/3%) of the Option is currently exercisable. The remainder of the Option may be exercised as follows: as to 33 1/3% of the Shares on (XXXXXX), 2004, and as to the remaining 33 1/3% of the Shares on (XXXXXX), 2005. At such time as you are no longer an employee of the Company or a subsidiary of the Company, any Options not already exercisable will immediately terminate.

This Option is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of the Plan (a copy of which in its present form is attached hereto), as from time to time amended, provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under this Option. Reference is made to the terms and conditions of the Plan, all of which are incorporated by reference in this Option agreement as if fully set forth herein.

This Option, to the extent not previously exercised, will expire on (XXXXXX), 2013.

Unless at the time of the exercise of this Option a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to such Shares, any Shares purchased by you upon the exercise of this Option shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of this Option, in whole or in part, you will execute and deliver to the Company a certificate to such effect. The Company shall not be obligated to issue any Shares pursuant to this Option if, in the opinion of counsel to the Company, the Shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such Shares have been so registered or otherwise qualified.

You understand and acknowledge that, under existing law, unless at the time of the exercise of this Option a registration statement under the Act is in effect as to such Shares (i) any Shares purchased by you upon exercise of this Option may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold); (iii) in the case of securities to which Rule 144 is not applicable, compliance with Regulation A promulgated under the Act or some other disclosure exemption will be required; (iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company will place an appropriate "stop transfer" order with its transfer agent with respect to such Shares; and (vi) the Company has undertaken no obligation to register the Shares or to include the Shares in any registration statement which may be filed by it subsequent to the issuance of the shares to you. In addition, you understand and acknowledge that the Company has no obligation to you to furnish information necessary to enable you to make sales under Rule 144.

This Option (or installment thereof) is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid in cash, by delivering shares of the Company's stock already owned by you and having a fair market value on the date of exercise equal to the exercise price of the Option, or through your written election to have Shares withheld by the Company from the Shares otherwise to be received with such withheld Shares having a fair market value on the date of exercise equal to the exercise price of the Option, or otherwise in accordance with the Plan.

Would you kindly evidence your acceptance of this Option and your agreement to comply with the provisions hereof and of the Plan by executing this letter under the words " AGREED TO AND ACCEPTED."

Very truly yours,

DATATEC SYSTEMS, INC.

By:
Name: Isaac Gaon
Title: Chief Executive Officer

AGREED TO AND ACCEPTED:

_______________________
(OPTIONEE'S NAME)

Exhibit A

Datatec Systems, Inc.
23 Madison Road

Fairfield, New Jersey 07004

Gentlemen:

Notice is hereby given of my election to purchase ______ shares of Common Stock, $.001 par value (the "Shares"), of Datatec Systems, Inc. at a price of $_________ per Share, pursuant to the provisions of the option granted to me on ________________, 2003 under the Company's 2000 Stock Option Plan. Enclosed in payment for the Shares is:

____	my check in the amount of $________.
____	__________________ Shares having a total value $______________, such value being based on the closing price(s) of the Shares on the date hereof.
____	Withhold _____ Shares having a total value of $__________, such value being based on the closing price(s) of the Shares on the date hereof, from the Shares otherwise to be received.

The following information is supplied for use in issuing and registering the Shares purchased hereby:

Number of Certificates
and Denominations ___________________

Name ___________________

Address ___________________

___________________

___________________

Social Security Number ___________________

I represent and warrant that I will not transfer said Shares in violation of the securities laws of the United States; that I am familiar with the business operations, management and financial condition and affairs of the Company; that I have not relied upon any representation of the Company with respect thereto; and that I have the personal financial means to comply with all of said representations.

Dated:_______________, ____

Very truly yours,

__________________________